SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): July 9, 1999
                                                    -------------
                            ICON Fitness Corporation
                               IHF Holdings, Inc.
                           ICON Health & Fitness, Inc.
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          (Exact Name of Registrant as Specified in its Charter)

                                 333-18475            87-0566936
                                 33-87930-01          87-0531209
       Delaware                  33-87930             87-0531206
  ------------------          -----------------      ------------
(State or Other Jurisdiction  (Commission File     (IRS Employer
      of Incorporation)            Number)        Identification No.)


                              1500 South 1000 West
                                Logan, Utah 84321
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          (Address of Principal Executive Offices)(Zip Code)


 Registrant's telephone number, including area code 435-750-5000
                                                    ------------

                                 Not Applicable
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   (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
--------------------

     On July 20, 1999, ICON Health & Fitness, Inc. ("ICON") announced that it has received an agreement from holders of approximately 98% of its outstanding 13% Senior Subordinated Notes to forbear until October 15, 1999 from exercising their rights and remedies under the indenture with respect to the interest payment that was due on July 15, 1999. This forbearance agreement was executed by all holders of the 13% Notes that ICON was able to identify.

     In an earlier press release issued July 9, 1999, ICON announced that it had made significant progress in its previously announced plan to deleverage its balance sheet. ICON obtained a commitment for a $40 million equity investment from Bain Capital, Credit Suisse First Boston and members of existing management in return for an 87% equity interest in the deleveraged company.

     The press releases are attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits
-----------------------------------------

     (a) Financial Statements of busines acquired

         None

     (b) Pro Forma financial information

         None

     (c) Exhibits

         99.1 Press Release dated July 20, 1999, relating to agreement reached with holders of approximately 98% of 13% Senior Subordinated Notes due 2002

         99.2 Press Release dated July 9, 1999, announcing progress in its previously announced plan to deleverage its balance sheet



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ICON Fitness Corporation
                                          IHF Holdings, Inc.
                                          ICON Health & Fitness, Inc.



Date: July 22, 1999                   By: /s/ S. Fred Beck
                                      ---------------------------
                                      Name: S. Fred Beck
                                      Title: Chief Financial Officer